EXHIBIT 10.10


                              CONSULTANCY AGREEMENT
                              ---------------------


     CONSULTANCY AGREEMENT (the "Agreement") dated as of May 25, 2005 (the "Effective Date"), by and between Pathogenics, Inc., a Delaware corporation (the "Corporation"), having a place of business at 99 Derby Street, Suite 200, Hingham, MA 02043, and Jodi A. Nelson (the "Consultant"), an individual residing at 1717 Valentia Street, Denver, CO 80220.

     WHEREAS, the Corporation desires that it be able to call upon the experience and knowledge of Consultant for consultation services and advice concerning the use of any therapeutic use or formulation of Chloroquine and any of its derivatives or analogs and the technical evaluation of commercial applications of such technology; and,

     WHEREAS, Consultant is willing to render such services to the Corporation on the terms and conditions hereinafter set forth in this Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:


     1.     Term  and  Termination  of  Agreement.  Commencing  on the Effective
            -------------------------------------
Date, Consultant shall be retained by the Corporation on a monthly basis for a period of one (1) year, which shall be renewable upon written agreement of the parties for additional one-year periods. The initial term and any extensions or renewals thereof shall constitute the "Consulting Term." This Agreement may be terminated by either party at any time upon one (1) month's prior written notice.

     2.     Position and Responsibilities.  Consultant hereby agrees to serve as
            -----------------------------
a consultant to the Corporation and to render such advice and services to the Corporation as may be reasonably required by the Corporation including, without limitation, advising the Corporation with respect to the direction of the Corporation's research and product development and business development activities. During the Consulting Term, Consultant shall report directly to Frederic P. Zotos, President of the Corporation.

     3.     Compensation.  The  Corporation  shall  pay  Consultant  a  monthly
            ------------
retainer of three-thousand dollars ($3,000/month) per month for Consultant's first forty (40) hours of billable work each month, and an hourly rate of seventy-five dollars per hour ($75/hr.) for each hour thereafter. Consultant shall not exceed forty hours of billable work per month without first providing the Corporation with a written estimate of the expected excess hours, and then obtaining written pre-authorization from the Corporation. Consultant shall provide the Corporation with a monthly invoice documenting Consultant's activities and billable time, and Corporation shall pay this invoice upon receipt (except as indicated herein below) if the amount is not in dispute. The Corporation shall pay the Consultant the first month's retainer of $3,000 upon receiving the Consultant's executed copy of this Agreement. Notwithstanding anything to the contrary above, payment of the invoices following the execution of this Agreement shall be deferred and accrued by the Corporation until such time as the Corporation's stock registration statement is declared effective by the US Securities and Exchange Commission, whereupon the Corporation shall pay all the deferred and accrued invoices, and shall cease to defer and accrue any future invoices.

     4.     Expenses.  Consultant  shall  be  reimbursed  in accordance with the
            --------
policies of the Corporation for necessary and reasonable pre-approved business expenses incurred by Consultant in connection with their performance of his duties hereunder. Consultant shall provide the Corporation with an invoice documenting Consultant's reimbursable expenses, and Corporation shall pay this invoice within thirty (30) days of receipt if the amount is not in dispute.

     5.     Confidentiality.  Consultant  recognizes  and  acknowledges that, in
            ---------------
the course of his duties, Consultant may receive confidential or proprietary information owned by the Corporation or other third parties with whom the Corporation has an obligation of confidentiality. Therefore, during and after the Consulting Term, Consultant agrees to keep confidential and not disclose or use (except in connection with the fulfillment of his consulting duties to the Corporation under this Agreement) all confidential or proprietary information owned by or receive by or on behalf of the Corporation. "Confidential
Information" shall include, but shall not be limited to, confidential or proprietary scientific or technical information customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Corporation generally, or of any subsidiary or affiliate of the Corporation. "Confidential Information" shall not include, however, information in the public domain, information disclosed to Consultant by a third party entitled to disclose it without obligation of confidentiality or information already known to Consultant prior to its receipt.

     6.     Non-Solicitation.  During  the  Consulting  Term and for a period of
            ----------------
one year thereafter, Consultant shall not directly or indirectly employ, solicit for employment or advise or recommend to any other person that they employ or solicit for employment any person whom he knows to be an employee of the Corporation or any parent, subsidiary or affiliate of the Corporation.

     7.     Ownership  of  Work Product and Inventions.  In consideration of the
            ------------------------------------------
compensation paid to the Consultant by the Corporation in paragraph 3 of this Agreement, Consultant hereby assigns to the Corporation all his right, title and interest in all Consultant's work product and inventions, including any and all data, plans, reports and recommendations, as well as any inventions or improvements, conceived or made individually or jointly with others while performing consulting activities under this Agreement, relating to any work within the scope of this Agreement and/or relating to the business of and/or resulting from Consultant's services upon behalf of the Corporation ("Work Product and Inventions") shall be considered as work made for hire, made and held by Consultant in a fiduciary capacity for the exclusive benefit of the Corporation. Work Product and Inventions shall be the sole and exclusive property of the Corporation and shall not be disclosed to any other party without the prior written approval of the Corporation and such Work Product and Inventions shall be considered Confidential subject to section 5 above.

Consultant shall promptly and disclose fully to the Corporation or its designated agent, but to no other person, any and all inventions, improvements, formulas, processes and the like (also "Inventions"), arising while performing consulting activities under this Agreement. When requested by the Corporation, either during or subsequent to the term of this Agreement, Consultant shall assist the Corporation and its agents in the preparation, filing and prosecution of patent applications, covering such inventions, and in the enforcement or defense of any patent which may issue therefrom. Consultant shall assign, transfer, and set over unto the Corporation his entire right, title and interest in and to any and all Work Product and Inventions, as well as any patent application(s) relating to such Work Product and Inventions that arise from his consulting activities for the Corporation hereunder. Consultant agrees to cooperate fully in the prosecution of any patent applications resulting from any such invention, at the expense of the Corporation, which cooperation shall include executing any necessary documents in connection therewith. The filing of all such applications, as well as the issuance and maintenance of patent therefrom, shall be at the sole discretion of the Corporation.

     8.     Specific  Performance.  Consultant  acknowledges and agrees that the
            ---------------------
Corporation's remedies at law for a breach or threatened breach of an of the provisions of paragraph 5 through 7 of this Agreement would be inadequate and, in recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Corporation shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any equitable remedy which may then be available.

     9.     Representation  of  Consultant:  Use  of  Name.  Consultant  hereby
            ----------------------------------------------
represents that his current principal place(s) of employment has received disclosure as to the duties required of Consultant under this Agreement and that such employer(s) consents fully to Consultant's execution of this Agreement and the obligations under this Agreement. Consultant further represents that there are no binding agreements to which he is a party or by which he is bound forbidding or restricting his activities herein. In addition, Consultant consents to the use of his name in various reports, brochures or other documents produced by or on behalf of the Corporation, including any and all documents filed with the Securities and Exchange Commission.

     10.     Consultant  Not an Employee.  The Corporation and Consultant hereby
             ---------------------------
acknowledge and agree that Consultant shall perform the services hereunder as an independent contractor and not as an employee of the Corporation. Consultant agrees that he will file his own tax returns on the basis of his status as an independent contractor for the reporting of all income, social security, employment and other taxes due and owing on the consideration received by him under this Agreement and that he is responsible for the payment of such taxes. Similarly, Consultant shall not be entitled to benefits specifically associated with employment status, such as medical, dental and life insurance, stock or stock options of the Corporation (except as specifically provided in this Agreement) and shall not be entitled to participate in any other employer benefit programs. As an independent contractor, Consultant acknowledges, understands and agrees that he is not, and shall not represent himself to third parties as being, the agent or representative of the Corporation nor does he have, and shall not represent himself to third parties as having, power or authority to do or take any action for or on behalf of the Corporation, as its agent, representative or otherwise, except as specifically set forth herein. Consultant agrees to defend, indemnify and hold the Corporation harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any tax or withholding obligations.

     11.     Representation and Warranty.  Consultant represents and warrants to
             ---------------------------
the Corporation that all services and advice offered to the Corporation are provided based on best efforts and a good faith belief of the veracity of such services and advice. Given such representations and warranties the Corporation agrees to not hold Consultant liable for any errors, omissions or consequential damages that may occur as a result of Consultant's services provided hereunder.

     12.     Limitation  of  Liability.  Corporation  acknowledges  that  it has
             -------------------------
substantial knowledge, experience and expertise with respect to the matters as to which Consultant will provide consulting services and that it is able to and will independently evaluate any advice rendered by Consultant to Corporation in the performance of its duties hereunder. Therefore, Corporation agrees that neither Consultant nor any of its officers, directors, shareholders or affiliates shall have any liability whatsoever for any advice rendered to Corporation under this Agreement. Corporation's sole remedy for Consultant's failure to perform under the terms of this Agreement shall be to terminate this Agreement in accordance with the terms of Section 1 herein.

     13.     Indemnification.  Corporation  shall  indemnify and hold Consultant
             ---------------
harmless from any claim, suit, loss, liability damage or expense (including attorney's reasonable fees) arising from Consultant's service hereunder, including any losses arising from the use by Corporation of any advice given by Consultant. Consultant shall indemnify and hold Corporation harmless from any losses arising from negligence or wrongful or intentionally willful misconduct or omissions of Consultant.

     14.     Consulting  for  Third  Parties.  The  Corporation  recognizes that
             -------------------------------
Consultant may, from time to time during the term of this Agreement and at his sole discretion, provide consulting services to other parties. Consultant agrees to notify the Corporation in such case and to provide information to the Corporation as reasonably necessary to demonstrate that such consulting services do not compete with the business of the Corporation. The Corporation also agrees to permit Consultant to notify other parties with information about this Agreement as reasonably necessary to demonstrate that such consulting services do not compete with the business of the Corporation.

     15.     Miscellaneous,
             -------------

          (a)  Governing  Law  and  Dispute  Resolution. This Agreement shall be
               ----------------------------------------
     governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principals of conflicts of laws. Subject to the following, for purposes of this Agreement, each Party consents, for itself and its Affiliates, to the jurisdiction of the courts of the state of Illinois, county of Cook and the U.S. District Court for Illinois.

               i. The Corporation and the Consultant (the "Parties") agree to attempt initially to solve all claims, disputes, or controversies arising under, out of, or in connection with this Agreement (a "Dispute") by conducting good faith negotiations. Any Disputes which cannot be resolved by good faith negotiation within twenty (20) Business Days, shall be referred, by written notice from either Party to the other. The Parties shall negotiate in good faith to achieve a resolution of the Dispute referred to them within twenty (20) Business Days after such notice is received by the Party to whom the notice was sent. If the Parties are unable to settle the Dispute between themselves within twenty (20) Business Days, they shall so report to the Parties in writing. The Dispute shall then be referred to mediation as set forth in the following subsection (ii).

               ii. Upon the Parties receiving the Parties' report that the Dispute referred to them pursuant to subsection (i) has not been resolved, the Dispute shall be referred to mediation by written notice from either Party to the other. The mediation shall be conducted pursuant to the Rules of the Commercial Arbitration of the American Arbitration Association ("AAA") procedures. The place of the mediation shall be in Chicago, IL. If the Parties have not reached a settlement within twenty (20) Business Days of the date of the notice of mediation, the Dispute shall be referred to arbitration pursuant to subsection (iii) below.

               iii.  If  after  the  procedures set forth in subsections (i) and
          (ii) above, the Dispute has not been resolved, a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Parties shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. During such period, the Parties shall continue to make good faith efforts to amicably resolve the dispute without arbitration. If the Parties have not reached a settlement during that period the arbitration proceedings shall go forward and be governed by the AAA rules then in force. Each such arbitration shall be conducted by a panel of three arbitrators: one arbitrator shall be appointed by each of Corporation and Consultant and the third arbitrator, who shall be the Chairman of the tribunal, shall be appointed by the two Party-appointed arbitrators. The place of the arbitration shall be in Chicago, IL.

               The arbitrators shall have the authority to grant specific performance. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Each Party shall bear its own costs and expenses incurred in connection with any arbitration proceeding and the Parties shall equally share the cost of the mediation and arbitration levied by the AAA.

               Any mediation or arbitration proceeding entered into pursuant to this Section shall be conducted in the English language.


          (b)  Entire  Agreement. This Agreement, with the attached Statement of
               -----------------
     Work and Fees, contains the entire understanding of the parties with respect to the retention of Consultant by the Corporation. There are no restrictions, agreements, promises, warranties, covenants or undertaking between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified or amended except by written instrument signed by the parties hereto.

          (c)  No Waiver. The failure of a party to insist upon strict adherence
               ---------
     to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          (d)  Severability. In the event that any one or more of the provisions
               ------------
     of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.


          (e)  Successor;  Binding  Agreement. This Agreement shall inure to the
               ------------------------------
     benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. Consultant may not assign this Agreement without the prior written consent of the corporation.

          (f)  Counterpart;  Effectiveness.  This  Agreement  may  be  signed in
               ---------------------------
     counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          (g)  Survival  of Termination. Paragraph 5 (only for three years after
               ------------------------
     the termination of this Agreement), 6 (only for one year after the termination of this Agreement), 7, 8, 9, 10, 11, 12, 13 and 15 shall survive the termination of this Agreement.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.


                           PATHOGENICS,  INC.


                                     By /S/ Frederic P. Zotos
                                        --------------------------
                                        Frederic  P.  Zotos,  Esq.
                                        President  &  CEO



                           JODI  A.  NELSON.



                                     By /S/ Jodi A. Nelson
                                        --------------------------
                                        Jodi  A.  Nelson

                            STATEMENT OF WORK & FEES
                            ------------------------

                                 Jodi A. Nelson
                                    May 2005

                               CONSULTING DUTIES:
                                -----------------

     Evaluate the therapeutic use or formulation of Chloroquine and any of its derivatives or analogs and the technical evaluation of commercial applications of such technology by:

-    Assisting the Corporation's research and development of the technology;

-    Assisting the Corporation's regulatory approval process of the technology;

- Identifying and drafting a detailed technical disclosure of any novel therapeutic use or formulation of Chloroquine and any of its derivatives or analogs;

- Evaluating the feasibility of the technical and commercial applications of the technology;

- Assisting the Corporation's efforts to obtain third-party grants and funding for developing the technology; and,

-    Identifying  any  potential  licensee's  of  the  technology.

                                      FEES:
                                      -----

- $3,000 per month for first 40 hours, $75 per hour thereafter with first obtaining written authorization from the Corporation, to be paid upon receipt of itemized bill if amount is not in dispute

-    plus reasonable, pre-approved expenses.

     Notwithstanding anything to the contrary above:

-    First month's $3,000 to be paid upon delivery of executed Agreement;

- Subsequent invoices shall be deferred and accrued until such time as the Corporation's stock registration statement is declared effective by the US Securities and Exchange Commission, whereupon the Corporation shall pay all the deferred and accrued invoices, and shall cease to defer and accrue any future invoices.

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